Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL

INFORMATION RELATING TO THE MERGER WITH STATE BANK

The tables below set forth the condensed consolidated financial information for each of the Company and State Bank as well as unaudited pro forma combined condensed consolidated financial information for the Company and State Bank Financial Corporation, a Georgia corporation (“State Bank”) reflecting the transaction (the “Merger”) contemplated in the Agreement and Plan of Merger by and between the Company and State Bank, dated as of May 11, 2018 (the “Merger Agreement”), for the year ended December 31, 2017 and as of and for the three months ended March 31, 2018. Except as otherwise noted in the footnotes to the table, (i) the financial information included under the “Cadence Historical” column is derived from the unaudited interim financial statements of the Company as of and for the period ended March 31, 2018 and the audited financial statements for the year ended December 31, 2017, and (ii) the financial information under the “State Bank Historical” column is derived from State Bank’s unaudited financial statements for the period ended March 31, 2018 and State Bank’s audited financial statements for the year ended December 31, 2017. The unaudited interim financial statements for the Company are included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and the audited financial statements for the Company are included in its Annual Report on Form 10-K for the year ended December 31, 2017.

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, adjusted from our unaudited interim financial statements as of and for the period ended March 31, 2018 and our audited financial statements for the year ended December 31, 2017 to give effect to the Merger and the estimated purchase accounting adjustments resulting from the Merger. The unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2018 in the table below are presented as if the Merger occurred on March 31, 2018, and the unaudited pro forma combined condensed consolidated statements of income for the three months ended March 31, 2018 and the year ended December 31, 2017 is presented as if the Merger occurred on January 1, 2017. You should read such information in conjunction with the Company’s and State Bank’s consolidated financial statements for the three months ended March 31, 2018 and the year ended December 31, 2017 and related notes, as well as the accompanying Notes to Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet and Statements of Income.

The pro forma adjustments reflected in the table are subject to change in accordance with the terms of the Merger Agreement and as additional information becomes available and additional analyses are performed. The actual adjustments may be materially different from those reflected in the unaudited pro forma adjustments presented herein. Assumptions and estimates underlying the adjustments to the unaudited pro forma financial information are described in the accompanying notes. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Merger.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined as of the dates indicated and at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities, which could differ materially from those shown in this information. The unaudited pro forma financial information does not reflect the benefits of expected synergies or other factors that may result as a consequence of the Merger.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	As of March 31, 2018
(In thousands, except share and per share data)	Cadence Historical	State Bank Historical	Pro Forma Adjustments	Reference	Pro Forma Combined
Assets
Cash and cash equivalents	$416,696	$81,733	$525	A	$498,954
Securities available-for-sale	1,246,005	863,697			2,109,702
Securities held-to-maturity	—	27,558	592	B	28,150
Loans held for sale	37,446	47,482	(910)	C	84,018
Loans	8,646,987	3,618,521	(29,273)	C	12,236,235
Less: allowance for credit losses	(91,537)	(31,317)	31,317	D	(91,537)

Net loans	8,555,450	3,587,204			12,144,698
Premises and equipment, net	62,092	52,410	(206)	E	114,296
Goodwill	317,817	84,564	697,824	F	1,100,205
Other intangible assets, net	9,430	10,384	39,506	G	59,320
Other assets	354,446	137,265	(9,590)	E, J	482,121

Total Assets	$10,999,382	$4,892,297			$16,621,464

Liabilities and Shareholder’s Equity
Liabilities:
Noninterest-bearing deposits	$2,040,977	$1,089,579			$3,130,556
Interest-bearing deposits	7,007,994	3,094,853	(782)	H	10,102,065

Total deposits	9,048,971	4,184,432			13,232,621
Borrowings	471,335	24,565			495,900
Other liabilities	121,973	36,646	27,087	I	185,706

Total liabilities	9,642,279	4,245,643			13,914,227

Shareholders’ equity	1,357,103	646,654	703,480	K, L	2,707,237

Total Liabilities and Shareholders’ Equity	$10,999,382	$4,892,297			$16,621,464

Total shares of common stock outstanding	83,625,000	39,003,412	6,430,803	M	129,059,215

(UNAUDITED) CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three-Months Ended March 31, 2018
(In thousands, except share and per share data)	Cadence Historical	State Bank Historical	Pro Forma Adjustments	Reference	Pro Forma Combined
Interest Income
Interest and fees on loans	$102,791	$54,390	$(2,727)	N	$154,454
Interest and dividends on securities	10,302	6,171	1,505	N	17,978

Total interest income	113,093	60,561			172,432
Interest Expense
Interest on deposits	16,630	5,428	25	O	22,083
Interest on borrowed funds	5,352	277			5,629

Total interest expense	21,982	5,705			27,712

Net interest income	91,111	54,856			144,720
Provision for credit losses	4,380	3,208			7,588

Net interest income after provision for credit losses	86,731	51,648			137,132
Noninterest Income	24,983	10,461			35,444
Noninterest Expense	61,939	39,268	1,555	P	102,762

Income before income taxes	49,775	22,841			69,814
Income tax expense	10,950	5,476	(645)	Q	15,781

Net income	$38,825	$17,365			$54,033

Weighted average common shares outstanding (Basic)	83,625,000	38,032,007	7,402,208	R	129,059,215
Weighted average common shares outstanding (Diluted)	84,674,807	38,070,555	7,363,660	R	130,109,022
Earnings per common share (Basic)	$0.46	$0.45			$0.42

Earnings per common share (Diluted)	$0.46	$0.44			$0.42

	For the Year Ended December 31, 2017
(In thousands, except share and per share data)	Cadence Historical	State Bank Historical	Pro Forma Adjustments	Reference	Pro Forma Combined
Interest Income
Interest and fees on loans	$359,308	$185,354	$(15,042)	N	$529,620
Interest and dividends on securities	37,559	23,024	6,348	N	66,931

Total interest income	396,867	208,378			596,551
Interest Expense
Interest on deposits	49,699	15,059	150	O	64,908
Interest on borrowed funds	20,952	533			21,485

Total interest expense	70,651	15,592			86,393

Net interest income	326,216	192,786			510,158
Provision for credit losses	9,735	6,110			15,845

Net interest income after provision for credit losses	316,481	186,676			494,313
Noninterest Income	99,874	39,757			139,631
Noninterest Expense	233,356	138,817	6,627	P	378,800

Income before income taxes	182,999	87,616			255,144
Income tax expense	80,646	41,042	(5,725)	Q	115,963

Net income	$102,353	$46,574			$139,181

Weighted average common shares outstanding (Basic)	81,072,945	37,923,320	7,510,895	R	126,507,160
Weighted average common shares outstanding (Diluted)	81,605,015	37,994,657	7,439,558	R	127,039,230
Earnings per common share (Basic)	$1.26	$1.20			$1.10

Earnings per common share (Diluted)	$1.25	$1.19			$1.10

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

BALANCE SHEET AND STATEMENTS OF INCOME

Note 1—Basis of Presentation

The pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the Merger under the acquisition method of accounting with the Company treated as the acquirer. The pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities of State Bank, as of the effective date of the Merger, will be recorded by the Company at their respective fair values and the excess of the Merger consideration over the fair value of State Bank’s net assets will be allocated to goodwill.

The Merger, which is currently expected to be completed in the fourth quarter of 2018, provides for State Bank’s common shareholders to receive 1.160 shares of our Class A common stock, valuing the transaction at approximately $1.4 billion based on the closing share price of our Class A common stock on the NYSE of $30.23 on May 11, 2018, the last trading day before the execution and public announcement of the Merger Agreement.

The pro forma allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the Merger is completed. Adjustments may include, but not be limited to, changes in (i) State Bank’s balance sheet through the effective time of the Merger; (ii) the aggregate value of Merger consideration paid if the price of shares of our Class A common stock varies from the assumed $30.23 per share, which represents the closing share price of our Class A common stock on the NYSE on May 11, 2018; (iii) total merger-related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

Note 2—Preliminary Purchase Price Allocation

The pro forma adjustments include the estimated purchase accounting entries to record the Merger transaction. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma condensed combined financial information are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.

Core deposit intangible assets of $49.9 million are included in the pro forma adjustments separate from goodwill and amortized using the sum-of-the-years-digits method over ten years. Goodwill totaling $782.4 million is included in the pro forma adjustments and is not subject to amortization. The purchase price is contingent on the Company’s price per share of Class A common stock at the effective time of the Merger, which has not yet occurred. Accordingly, a 10% increase or decrease in the Company’s most recently used price per share of Class A common stock would result in a corresponding goodwill adjustment of approximately $137 million.

The preliminary purchase price allocation is as follows:

(In thousands, except share and per share amounts)
Pro Forma Purchase Price
State Bank common shares currently outstanding	39,114,525
Pro Forma exercise of outstanding warrants	52,902

Estimated State Bank common shares outstanding	39,167,427
Exchange ratio	1.16

Total number of shares of Company stock issued	45,434,215
Company’s share price	$30.23

Equity portion of purchase price		$1,373,476

State Bank Net Assets at Fair Value
Assets acquired
Cash and cash equivalents		82,258
Investment securities		891,847
Loans		3,635,820
Core deposit intangibles		49,890
Other assets		179,879

Total assets acquired		4,839,694
Liabilities assumed
Deposits		4,183,650
Borrowings		24,565
Other liabilities		40,391

Total liabilities assumed		4,248,606

Net assets acquired		591,088

Preliminary pro forma goodwill		$782,388

Note 3—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the pro forma condensed combined financial information. All taxable adjustments were calculated using a 23.0% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

A.	Adjustments to cash and cash equivalents to reflect estimated cash of $525 thousand in proceeds from exercise of stock warrants.

B.	Adjustment to securities classified as held-to-maturity to reflect estimated fair value of acquired investment securities.

C.	Adjustment to loans, net of unearned income to reflect estimated fair value adjustments, which include lifetime credit loss expectations, current interest rates and liquidity, to acquired loans.

D.	Elimination of State Bank’s existing allowance for loan losses. Purchased loans in a business combination are recorded at estimated fair value on the purchase date and the carryover of the related allowance for loan losses is prohibited.

E.	Adjustment to premises and equipment to reflect estimated fair value of acquired premises and equipment.

F.	Adjustments to goodwill to eliminate State Bank goodwill of $84.6 million at Merger date and record estimated goodwill associated with the Merger of $782.4 million.

G.	Adjustments to other intangible assets to eliminate State Bank net intangible assets of $10.4 million and the Company’s estimated core deposit intangible assets of $49.9 million, which are estimated to be 1.5% of total deposits less time deposits.

H.	Adjustment to interest-bearing deposits to reflect estimated fair value of acquired interest-bearing deposits.

I.	Adjustment to accrued expenses and other liabilities to reflect the effects of the acquisition accounting adjustments and contractually obligated transactions costs.

J.	Adjustment to deferred tax asset of $9.6 million to reflect the effects of the acquisition accounting adjustments and contractually obligated transaction costs.

K.	Adjustments to eliminate State Bank’s equity and record the issuance of the Company’s Class A common stock to State Bank common shareholders.

L.	Adjustment to the Company’s equity for $1.2 million in costs related to issuance of stock and after-tax contractually obligated transaction costs of $23.3 million.

M.	Adjustments to common shares outstanding to eliminate 39,003,412 shares of State Bank common stock outstanding as of March 31, 2018 and record 46,557,903 shares of the Company’s Class A common stock issued in the Merger calculated using the exchange ratio of 1.16 shares of the Company’s Class A common stock per share of State Bank (see Note 2—Preliminary Purchase Price Allocation).

N.	Net adjustments to interest income of $(1.2) million and $(8.7) million for the three months ended March 31, 2018 and the year ended December 31, 2017, respectively, to eliminate State Bank amortization of premiums and accretion of discounts on previously acquired loans and securities and record estimated amortization of premiums and accretion of discounts on acquired loans and held-to-maturity securities.

O.	Net adjustments to interest expense of $25 thousand and $150 thousand for the three months ended March 31, 2018 and the year ended December 31, 2017, respectively, to eliminate State Bank amortization of premiums and accretion of discounts on previously acquired deposits and record estimated amortization of premiums and accretion of discounts on acquired deposits.

P.	Net adjustments to noninterest expense of $1.6 million and $6.6 million for the three months ended March 31, 2018 and the year ended December 31, 2017, respectively, to eliminate State Bank amortization expense on other intangible assets and record estimated amortization of acquired other intangible assets.

Q.	Adjustment to income tax expense to record the income tax effects of pro forma adjustments at the estimated blended federal and state tax rate of 22.0% and 37.0% as of March 31, 2018 and December 31, 2017, respectively.

R.	Adjustments to weighted-average shares of the Company’s Class A common stock outstanding to eliminate weighted-average shares of State Bank common stock outstanding and record shares of the Company’s Class A common stock issued in the Merger, calculated using the exchange ratio of 1.16 shares of the Company’s Class A common stock per each share of State Bank common stock.

Note 4—Merger Integration Costs

Merger- and integration-related costs are not included in the pro forma condensed combined statements of income since they will be recorded in the combined results of income as they are incurred prior to, or after completion of, the Merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented.